EXHIBIT 99.1

Aug. 11, 2003

Media:    John Sousa or David Byford

(713) 767-5800

Analysts:    Katie Pipkin or Christina Cavarretta

(713) 507-6466

DYNEGY ANNOUNCES CLOSING OF $1.625 BILLION IN CAPITAL

MARKETS TRANSACTIONS AND CHEVRONTEXACO RESTRUCTURING

HOUSTON (Aug. 11, 2003) – Dynegy Inc. (NYSE: DYN) today announced that it has closed a series of refinancing and restructuring transactions, including (a) the offering of $1.45 billion in second priority senior secured notes and $175 million in convertible subordinated debentures (the pricing of which was announced on Aug. 1) and (b) the exchange of the $1.5 billion Series B Preferred Stock previously held by a subsidiary of ChevronTexaco Corp. Dynegy also received approximately $40 million from ChevronTexaco relating to the return of certain pre-payment amounts previously held by ChevronTexaco.

The net proceeds from the refinancing transactions, together with existing cash on hand, were used to:

•	Repay the $200 million Term A loan in full and repay approximately $115 million of the $360 million Term B loan outstanding under Dynegy’s restructured credit facilities;

•	Purchase approximately $612 million of the company’s senior notes due in 2005 and 2006 through a previously announced tender offer, which expired on Friday, Aug. 8;

•	Repay the $696 million outstanding under a secured financing tied to Dynegy’s Midwest generation assets;

•	Make the $225 million cash payment to ChevronTexaco in connection with the exchange of Dynegy’s Series B Preferred Stock; and

•	Pay certain transaction fees and related expenses.

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DYNEGY ANNOUNCES CLOSING OF $1.625 BILLION IN CAPITAL

MARKETS TRANSACTIONS AND CHEVRONTEXACO RESTRUCTURING

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Dynegy has granted the initial purchasers of the convertible subordinated debentures an option to purchase up to an additional $50 million of convertible subordinated debentures. The option remains exercisable through Aug. 31, 2003.

The convertible subordinated debentures are not registered under the Securities Act of 1933, or any state securities laws. Therefore, the convertible subordinated debentures subject to the initial purchasers’ over-allotment option may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws. This news release is neither an offer to sell nor a solicitation of any offer to buy these convertible subordinated debentures.

Investor Conference Call

Dynegy will hold an investor conference call at 11 a.m. EDT/10 a.m. CDT on Wednesday, Aug. 13, 2003 to review second quarter 2003 financial results, discuss the completion of key aspects of the refinancing and restructuring plan and update its 2003 guidance estimate. A live simulcast of the conference call will be available on the “News and Financials” section of www.dynegy.com.

About Dynegy Inc.

Dynegy Inc. provides electricity, natural gas and natural gas liquids to wholesale customers in the United States and to retail customers in the state of Illinois. The company owns and operates a diverse portfolio of energy assets, including power plants totaling more than 13,000 megawatts of net generating capacity, gas processing plants that process more than 2 billion cubic feet of natural gas per day and approximately 40,000 miles of electric transmission and distribution lines.

Certain statements included in this news release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events. Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended Dec. 31, 2002, as amended, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, which are available free of charge on the SEC’s web site at http://www.sec.gov.

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